SCHEDULE I
CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS
EFFECTIVE JUNE 1, 2026

Benefit Level - 3
Lindgren, Mark C. *	Moehn, Michael *
Lyons, Martin J. *	Singh, Leonard P.
Benefit Level - 2
Melda, Aaron P.	Schukar, Shawn E.*
Shaw, Theresa A.

*	Eligible for excise tax gross-up provisions (for Officers effective before October 1, 2009)